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                                                                   EXHIBIT 99.4

January 24, 1996

Mr. H. Roger Schwall
Branch Chief
Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

        Re:  Paxson Communications Corporation,
             Registration Statement on Form S-4
             File No. 33-63765 (the "Registration Statement")

Dear Mr. Schwall:

         Pursuant to your phone conversation with our counsel earlier today in which you discussed the Commission's comments concerning the Certain Federal Income Tax Considerations Section of the Registration Statement and the withdrawal from the Registration Statement of Exhibit 8 - Legal Opinion of Holland & Knight regarding Tax Matters ("Exhibit 8"), Paxson Communications Corporation hereby requests that Exhibit 8 be withdrawn from the Registration Statement, which was declared effective today, pursuant to Rule 477 of the Securities Act of 1933, as amended.

         If you have any questions or comments concerning the foregoing, please contact Chester E. Bacheller, Esq. at Holland & Knight (813) 227-8500.


                                          PAXSON COMMUNICATIONS CORPORATION

                                          /s/  Arthur D. Tek
                                          ---------------------------------
                                          By:  Arthur D. Tek
                                          Its: Vice President, Treasurer and
                                               Chief Financial Officer